EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Elexsys International, Inc. (formerly Diceon Electronics, Inc.) on Form S-8 of our reports dated October 17, 1994, appearing in the Annual Report on Form 10-K, of Diceon Electronics, Inc. for the year ended September 30, 1994.


Costa Mesa, California
March 10, 1995


                                        /s/  DELOITTE & TOUCHE, LLP